UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2017

NEOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37508	27-0395455
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2940 N. Highway 360, Grand Prairie, TX	75050
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 408-1300

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 3, 2017, Neos Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC and BMO Capital Markets Corp., as representatives of the several underwriters party thereto (collectively, the “Underwriters”), related to a public offering (the “Offering”) of 5,000,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a public offering price of $5.00 per share (the “Offering Price”), before underwriting discounts and commissions. Pursuant to the terms of the Underwriting Agreement, the Underwriters were also granted a 30-day option to purchase up to an additional 750,000 shares of Common Stock at the Offering Price, less underwriting discounts and commissions (the “Underwriter Option”). The net proceeds to the Company, after deducting the underwriting discount and estimated expenses associated with the Offering payable by the Company, are expected to be approximately $23.3 million. The closing of the Offering is expected to occur on or about February 8, 2017, subject to the satisfaction of customary closing conditions.

The Common Stock is being offered and sold pursuant to a prospectus dated August 12, 2016 and a prospectus supplement dated February 3, 2017, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (Registration No. 333- 212809) (the “Registration Statement”), which the U.S. Securities and Exchange Commission declared effective on August 12, 2016.

The Underwriting Agreement contains customary representations, warranties, covenants, conditions to closing, indemnification and other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Underwriting Agreement, which is included as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Underwriting Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

A copy of the legal opinion of Goodwin Procter LLP, relating to the validity of the shares issued in the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 8.01. Other Events.

On February 3, 2017, the Company issued a press release announcing its entry into the Underwriting Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 3, 2017, between Neos Therapeutics, Inc. and Cowen and Company, LLC and BMO Capital Markets Corp., as representatives of the several underwriters party thereto.
5.1	Opinion of Goodwin Procter LLP.
23.1	Consent of Goodwin Procter LLP (included in its opinion filed as Exhibit 5.1).
99.1	Press release dated February 3, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2017	NEOS THERAPEUTICS, INC.

	By:	/s/ Vipin Garg
Vipin Garg President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 3, 2017, between Neos Therapeutics, Inc. and Cowen and Company, LLC and BMO Capital Markets Corp., as representatives of the several underwriters party thereto.
5.1	Opinion of Goodwin Procter LLP.
23.1	Consent of Goodwin Procter LLP (included in its opinion filed as Exhibit 5.1).
99.1	Press release dated February 3, 2017